                                                                   EXHIBIT 10.28



                           FORCEFILL(TM) TECHNOLOGY
                               LICENSE AGREEMENT

          This LICENSE AGREEMENT ("Agreement") is made and entered into as of November 12, 1997 by and between Applied Materials, Inc., a Delaware corporation ("Applied") and Trikon Equipments Limited, a company incorporated under the laws of England and Wales under registered number 939289 and formerly known as "Electrotech Equipments Limited" ("Equipments Limited"), with respect to the following facts:

          A. Equipments Limited represents and warrants to Applied that its rights in and to the Licensed Technology and the Trademarks (as defined below) are as set forth in this Agreement; and

          B. Equipments Limited desires to grant to Applied, and Applied desires to acquire from Equipments Limited, subject to the terms and conditions of this Agreement, an unrestricted license to manufacture, use and sell Applied Licensed Products (as defined below), and to otherwise develop and use the Licensed Technology and to use the Trademarks.

          THE PARTIES AGREE AS FOLLOWS:


  1.  CERTAIN DEFINITIONS

          As used in this Agreement:

          1.1 "Affiliate" means with respect to any person: any company, partnership, entity or other person that directly controls or is controlled by, or is under common control with, the specified person; and "Affiliated Entity" means any Affiliate other than an individual. For purposes of this Agreement, Applied Komatsu Technology, Inc. shall be deemed an Affiliated Entity of Applied.

          1.2 "Applied Licensed Products" means products and software made by or for Applied or any of its Affiliated Entities that in whole or in part incorporate, use or are made using the Licensed Technology.

          1.3 "Copyright(s)" means all copyright, unregistered design rights, semiconductor topography and mask work interests, including, without limitation, all rights of authorship, use, publication, reproduction, performance, transformation, moral rights and ownership of copyrightable works, designs (other than registered designs), semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions.

          1.4  "Forcefill Technology" means [  ]

          1.5  "Improvements" means  [   ]

          1.6 "Licensed Technology" means: all (a) Patent Rights, (b) Technical Information, (c) Improvements, and (d) Copyrights, in each case relating to Forcefill Technology, including without limitation, Equipments Limited's entire right, title and interest in the foregoing, and all hardware, software and processes, conceived, developed, reduced to practice, discovered, owned, licensed and/or acquired by Equipments Limited or any of its Affiliates or agents prior to or as of the date of this Agreement.

          1.7 "Patents" means any and all issued patents, reissue or reexamination patents, patents of importation, revivals of patents, revalidation patents, utility models, certificates of invention, registrations of patents, or extensions thereof, regardless of country or formal name.

          1.8 "Patent Rights" means all United Kingdom, United States and other foreign utility and design Patents, and published or unpublished regular patent and provisional applications (including without limitation any and all applications of addition, divisionals, continuations, continuations-in-part ("CIPs"), reexaminations, substitutions, extensions, renewals, utility models, certificates of invention or reissues thereof or therefor, invention disclosures and records of invention, and any license to practice any of the foregoing, including without limitation the Patents and patent applications listed on
Exhibit 1.8.

          1.9 "Proprietary Rights" means Copyrights, Patent Rights, Technical Information and trademarks (including, without limitation, the Trademarks).

          1.10 "Technical Information" means any and all ideas, inventions, disclosures, design rights, unpublished research and development information, manufacturing and operating information, know-how, trade secrets and technical data.

          1.11 "Trademarks" means the trademarks listed on the attached Exhibit 1.11.

          1.12 "Related Agreements" means the MORI(TM) Source License Agreement and MORI(TM) Source Technology Transfer Agreement between Applied and Trikon Technologies, Inc. and the Forcefill(TM) License Agreement and Forcefill(TM) Technology Transfer Agreement between Applied and Trikon Technologies Limited, all of even date with this Agreement.

  2.  LICENSE GRANT

          2.1 LICENSED TECHNOLOGY. Subject to the terms and conditions of this Agreement, Equipments Limited hereby grants to Applied and its Affiliated Entities (a) a non-exclusive, worldwide, perpetual, fully paid, unrestricted, irrevocable license (the "License") to use, develop, reproduce, publish, display, perform, distribute, modify and transform the Licensed Technology and otherwise exercise all rights therein, and to make, have made, use, dispose of, offer to dispose of, sell, offer for sale, service, repair, reconstruct, have sold, import and have imported Applied Licensed Products, together with (b) the rights to sublicense others to use the Licensed Technology in connection with Applied Licensed Products and the Purchased Units (as such term is defined in Section 4 below).

          2.2 TRADEMARKS. Equipments Limited hereby grants to Applied and its Affiliated Entities a nonexclusive, worldwide, perpetual, fully paid, irrevocable license to use the Trademarks, at Applied's election, in connection with sales of Applied Licensed Products.

          2.3 TERM. The term of this Agreement is from the date hereof to the date of expiration of the last of the Patents to expire, or the date that the last of the Technical Information enters the public domain, whichever is later.

  3.  COMPENSATION

          3.1 CONSIDERATION. Applied shall pay Equipments Limited non-refundable consideration in the amount of U.S. $4,250,000 (the "License Fee") for all licenses and rights granted hereunder. The License Fee shall be payable by wire transfer in immediately available funds upon receipt by Applied of counterparts of this Agreement and the Technology Transfer Agreement executed by Equipments Limited.

          3.2 CERTAIN DELIVERIES. Prior to or concurrently with the execution of this Agreement, Equipments Limited is delivering to Applied (a) evidence reasonably satisfactory to Applied that Equipments Limited has obtained (i) all appropriate consents and waivers of lenders, other contract parties and governmental entities and (ii) waivers of all contractual provisions that would restrict or prohibit enforceability of this Agreement or the Technology Transfer Agreement, including without limitation with clauses (i) and (ii) all consents and waivers listed on Schedule 6.4 and (b) an opinion of counsel to the effect set forth in Exhibit 3.2 and in a form acceptable to Applied in its sole discretion.

  4.  TECHNOLOGY TRANSFER AGREEMENT

          Concurrently with their entering into this Agreement, the parties hereto will enter into a Forcefill Technology Transfer Agreement in the form attached hereto as Exhibit 4 (the "Technology Transfer Agreement"), and for the separate consideration stated therein, Equipments Limited will effect the transfer to Applied of Technical Information included in the Licensed Technology on the terms and conditions stated therein.

  5.  THIRD PARTY CLAIMS

          5.1 INDEMNITY. Equipments Limited agrees to indemnify, defend and hold Applied and its Affiliates harmless from and against any and all liabilities, losses, costs, fines, demands, actions, claims, suits, proceedings, investigations, damages, judgments and settlements including without limitation reasonable attorneys' fees, resulting from or arising out of: (a) any alleged, threatened or actual infringement, misappropriation, or violation of any proprietary rights of a third party in connection with the exercise by Applied and/or its Affiliates of its rights hereunder, or (b) breach by Equipments Limited of any of its obligations, covenants, representations or warranties (collectively, "Claims"). Notwithstanding the above, Equipments Limited shall have no liability for any claim of infringement, misappropriation or violation of any proprietary right of a third party based on modification of the Licensed Technology by Applied, if the infringement would have been avoided without such modification.

          5.2 EQUIPMENTS LIMITED'S OBLIGATIONS. Equipments Limited shall have control of the defense, litigation and, subject to the conditions set forth below, settlement of any Claim. Applied shall have the right (subject to the conditions set forth below), but not the obligation, to select counsel of its choice, at its expense, to participate in the defense. Equipments Limited shall not accept a settlement of any Claim without the prior written consent of Applied, which consent shall not be unreasonably withheld. In the event that any claim of infringement, misappropriation or violation of any proprietary rights of a third party is substantiated, or in Equipments Limited's judgment is likely to be substantiated,

Equipments Limited shall have the right, in its sole discretion and at its own expense, to either: (a) procure for Applied such fully paid rights as are coextensive with the rights granted Applied hereunder; or (b) replace or modify the Licensed Technology in a manner reasonably satisfactory to Applied to make it non-infringing without materially impairing performance of the Licensed Technology.

          5.3 APPLIED COOPERATION. In the event any third party Claim is made against Applied or its Affiliates within the scope of the indemnity set forth in
Section 5.1, Applied shall (a) provide prompt written notice of such third party Claim to Equipments Limited, (b) provide Equipments Limited with such assistance as Equipments Limited may reasonably request in connection with the defense and/or settlement of such third-party claim, provided that all costs and expenses incurred by either party shall be borne by Equipments Limited, and (c) promptly comply with all terms of any resolution or settlement of such third-party Claim at Equipments Limited's expense.

  6.  EQUIPMENTS LIMITED REPRESENTATIONS AND WARRANTIES

          Equipments Limited represents and warrants to Applied and its Affiliates as follows:

          6.1 ORGANIZATION. Equipments Limited: (a) is a corporation duly organized, validly existing and in good standing under the laws of England and Wales; and (b) has all necessary corporate power to own, license and transfer the Licensed Technology without restriction or encumbrance, to carry on its business as now being conducted, and to enter into and deliver this Agreement and the Technology Transfer Agreement and to consummate the transactions contemplated by each of them.

          6.2 AUTHORITY. The execution and delivery of this Agreement and the Technology Transfer Agreement, and the performance of each of them by Equipments Limited, have been duly authorized by all necessary corporate action on the part of Equipments Limited. Each of this Agreement and the Technology Transfer Agreement constitutes a legal, valid and binding obligation of Equipments Limited, enforceable against Equipments Limited in accordance with its terms, subject as to enforcement: (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

          6.3 NO CONFLICTS. Neither the execution and delivery of this Agreement or the Technology Transfer Agreement, nor the performance of either of them by Equipments Limited, will: (a) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to Equipments Limited, any of its Affiliates, the Licensed Technology or the Trademarks; (b) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under, or result in the creation of any lien, charge, easement, security interest, mortgage, conditional sale contract, equity, right of way, covenant, restriction, title defect, objection, claim or other encumbrances upon any of the Licensed Technology or the Trademarks pursuant to, any indenture, mortgage, lease, agreement or other instrument to which Equipments Limited or any of its Affiliates is a party or by which Equipments Limited, any of its Affiliates, the Licensed Technology or the Trademarks are bound; (c) permit the acceleration of the maturity of any indebtedness of Equipments Limited or of any other person secured by the Licensed Technology or the Trademarks; or (d) violate or conflict with any provision of Equipments Limited's charter documents.

          6.4 CONSENTS. Except as set forth on Schedule 6.4, no consent, approval or waiver from any third party, and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority, is required to be obtained or made by Equipments Limited or any of its Affiliates in order to permit the execution and delivery of this Agreement and the Technology Transfer Agreement by Equipments Limited and the consummation of the transactions contemplated by each of them. All consents, waivers and approvals identified on Schedule 6.4 have been obtained in writing and copies thereof have been provided to Applied.

          6.5 LICENSED TECHNOLOGY. Equipments Limited represents and warrants that: (a) the Licensed Technology includes all of its technology and Proprietary Rights relating to Forcefill Technology, and no technology or Proprietary Rights relating to Forcefill Technology are owned or otherwise held by any Affiliate of Equipments Limited other than Trikon Technologies Limited; (b) except as set forth on Schedule 6.5, the Licensed Technology does not infringe upon or violate any Proprietary Rights of any other person; (c) except as set forth on Schedule 6.5, no claim has been asserted or threatened by any other person that the use of the Licensed Technology constitutes an infringement or misappropriation of any Proprietary Rights of another or constitutes unfair competition; (d) Equipments Limited is the true, lawful and sole legal and beneficial owner of the Licensed Technology, free and clear of any claims, liens or encumbrances and Equipments Limited's ownership is more than a shop right; (e) except as set forth on Schedule 6.5 as to Improvements only, all Patents, Copyrights and Trademarks included in the Licensed Technology are valid and in full force and effect, and all maintenance and annuity fees have been fully paid and all fees paid during prosecution and after issuance of the Patents have been paid in the correct entity status amounts; (f) the License granted by Equipments Limited does not and will not conflict with any rights granted to other persons or violate any previous agreement between Equipments Limited or any of its Affiliates and any other person; (g) except as set forth on Schedule 6.5 with respect to prosecution of Improvements only, no fraud or misrepresentation has been made during the prosecution of the Patent Rights, Copyrights or Trademarks, or has been included in the documentation for or other disclosure of the Licensed Technology; and (h) Equipments Limited has or can obtain all consents to exclusion of all inventors deleted from or not included in all applications of the Patent Rights.

          6.6 TRADEMARKS. Equipments Limited represents and warrants that it is the true, lawful and sole owner of the Trademarks, and has the exclusive right to use such Trademarks, and has the right to permit Applied to use such Trademarks as contemplated by this Agreement, in each case, free of infringement of or unfair competition with any trademark or service mark rights of any other person, and free of any other claims, liens or encumbrances.

          6.7 WARRANTY. Except as set forth in this Section 6, Equipments Limited makes no warranties, express or implied, regarding the Licensed Technology, the Proprietary Rights, the Purchased Units or the Trademarks, their performance, or the results which can be achieved with them. EXCEPT AS SET FORTH IN THIS SECTION 6, THE LICENSED TECHNOLOGY, THE PROPRIETARY RIGHTS, THE PURCHASED UNITS AND THE TRADEMARKS ARE LICENSED OR PROVIDED TO APPLIED, AS THE CASE MAY BE, ON AN "AS IS" BASIS AND EQUIPMENTS LIMITED HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

  7.  APPLIED REPRESENTATIONS AND WARRANTIES

          Applied represents and warrants to Equipments Limited and its Affiliates as follows:

          7.1 ORGANIZATION. Applied: (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; and (b) has all necessary corporate power to enter into and deliver this Agreement and the Technology Transfer Agreement, and to consummate the transactions contemplated by each of them.

          7.2 AUTHORITY. The execution and delivery of this Agreement and the Technology Transfer Agreement, and the performance by Applied of each of them, have been duly authorized by all necessary corporate action on the part of Applied. Each of this Agreement and the Technology Transfer Agreement constitutes a legal, valid and binding obligation of Applied, enforceable against Applied in accordance with its terms, subject as to enforcement: (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

          7.3 NO CONFLICTS. Neither the execution and delivery of this Agreement or the Technology Transfer Agreement, nor the performance of either of them by Applied, will: (a) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to Applied or any of its Affiliates; or (b) violate or conflict with any provision of Applied's charter documents or of any agreement or instrument to which Applied or any of its Affiliates is a party.

          7.4 CONSENTS. No consent, approval or waiver from any third party, and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority, is required to be made or obtained by Applied or any of its Affiliates in order to permit the execution and delivery of this Agreement and the Technology Transfer Agreement by Applied, and the consummation of the transactions contemplated by each of them.

  8.  COVENANTS OF EQUIPMENTS LIMITED

          Equipments Limited covenants and agrees with Applied as follows:

          8.1 NOTICE OF INFRINGEMENT. If, during the term of this Agreement, Equipments Limited receives written notice expressly stating that a third party (a "Potential Infringer") has directly or contributorily infringed, has induced another to infringe, or has engaged in unfair competition with respect to, any of the Licensed Technology, Equipments Limited shall promptly identify the affected aspect(s) or item(s) of the Licensed Technology and the Potential Infringer in a written notice to Applied.

          8.2 PATENT PROSECUTION AND MAINTENANCE FEES. To the extent it has not done so, Equipments Limited through patent attorneys of its choosing and at its own expense and cost shall cause to be filed and/or prosecuted the patent applications listed in Exhibit 1.7, and all patent application(s), if any, relating to Improvements included in the Licensed Technology. Equipments Limited agrees to exercise all commercially reasonable efforts to cause all patent applications to be prosecuted in such manner that the best possible patent protection may be obtained thereon. Equipments Limited shall have no liability to Applied respecting the results of such prosecution. Equipments Limited agrees, from time to time and on a reasonable and prompt basis, to inform Applied about the status of the prosecution of said patent applications. During the life of any patents, Equipments Limited shall timely pay all applicable fees, including but not limited to issue and maintenance fees related to Patent Rights included in the Licensed Technology at the appropriate entity status rates.

          8.3 PROTECTION OF TRADEMARKS. Equipments Limited shall take all reasonable steps to maintain, and shall take no steps that derogate from, the force or validity of, the Trademarks; shall pay such fees in a timely manner as are necessary to maintain the registrations of the Trademarks in all countries of such registration; and shall have the exclusive right to institute and prosecute in its sole discretion with all reasonable effort actions against any suspected infringers or misusers of the Trademarks.

          8.4 REGISTERED USER AGREEMENTS. Equipments Limited, at its sole election, may undertake recordation of a registered user agreement or trademark license with respect to Applied in any country where Applied uses the Trademarks and where such recordation is required or permitted.

  9.  COVENANTS OF APPLIED

          Applied covenants and agrees with Equipments Limited as follows:

          9.1 TECHNOLOGY. Applied understands and agrees that, with the exception of the rights expressly licensed or otherwise granted under this Agreement, Applied shall not acquire any right, title, or interest in the Licensed Technology or the Trademarks, which right, title and interest is and shall remain with Equipments Limited.

          9.2 TRADEMARKS. Applied is familiar with the quality standards of Equipments Limited. In the event Applied elects to use the Trademarks, Applied shall use the Trademarks only in accordance with those same reasonable standards of quality currently used by Applied, which standards shall at least be equal to, but which shall not be required to exceed, the standards of quality currently used by Equipments Limited. Equipments Limited shall have the right once per year, upon reasonable advance written notice (at least 10 business days in advance), to receive from Applied a reasonably representative selection of specimens of Applied's use of the Trademarks, as may be reasonably necessary in order to confirm that such quality control standards are being observed.
Applied hereby consents to being named as a registered user of the Trademarks where the recordation of a registered user agreement or trademark license is required or permitted, and Applied agrees to execute any documents reasonably necessary or desirable to enable and assist Equipments Limited in the exclusive registration and protection of the Trademarks, all at no expense to Applied.

          9.3 PROPRIETARY NOTICES. Applied agrees to use reasonable efforts to include reproductions of the patent and trademark notices of Equipments Limited as Equipments Limited may reasonably designate on each Applied Licensed Product and all packaging and documentation used for or with its distribution. Applied shall not remove, efface or obscure any patent or trademark notices from any Equipments Limited materials provided hereunder.

          9.4 NOTICE OF INFRINGEMENT. If, during the term of this Agreement, Applied receives written notice expressly stating that a Potential Infringer has directly or contributorily infringed, has induced another to infringe, or has engaged in unfair competition with respect to, any of the Licensed Technology, Applied shall promptly identify the affected aspect(s) or item(s) of the Licensed Technology and the Potential Infringer in a written notice to Equipments Limited.

  10.  LIMITATIONS OF LIABILITY; CERTAIN DISCLAIMERS

          10.1 LIMITATIONS OF LIABILITY. THE AGGREGATE LIABILITY OF EQUIPMENTS LIMITED AND ITS AFFILIATES ARISING OUT OF THIS AGREEMENT, THE TECHNOLOGY AGREEMENT AND THE RELATED AGREEMENTS SHALL NOT EXCEED THE AGGREGATE AMOUNTS PAID TO EQUIPMENTS LIMITED AND ITS AFFILIATES BY APPLIED PURSUANT TO THIS AGREEMENT, THE TECHNOLOGY TRANSFER AGREEMENT AND THE RELATED AGREEMENTS. EQUIPMENTS LIMITED SHALL NOT HAVE ANY LIABILITY TO APPLIED FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT AND THE TECHNOLOGY TRANSFER AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS, EVEN IF EQUIPMENTS LIMITED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THESE LIMITATIONS OF LIABILITY SHALL NOT APPLY IN THE EVENT OF FRAUD.

          10.2 CERTAIN DISCLAIMERS. Nothing in this Agreement shall (a) obligate Applied to use the Licensed Technology or Trademarks, or (b) to restrict or prohibit Applied from developing, making, using, marketing or otherwise distributing or promoting products and/or processes using, embodying, or competing with the Licensed Technology. No rights are granted to Equipments Limited by this Agreement in any Applied technology or in any Applied tangible, intangible or intellectual property, whether now in existence or hereafter conceived, developed, reduced to practice, discovered, owned, licensed, leased, sold and/or acquired by or for Applied relative to any products or property of Applied, regardless of nature or technical subject.

  11.  BANKRUPTCY

          All rights and licenses granted under or pursuant to this Agreement by each party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The parties agree that Applied shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code to the extent that the Bankruptcy Code applies to Equipments Limited. Equipments Limited agrees, during the term of this Agreement, to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property, all to ISO 9000 et seq. and other applicable standards. Equipments Limited further agrees that in the event of the commencement of a bankruptcy proceeding by or against it, Applied shall be entitled to a complete non-exclusive duplicate of or complete access to, as appropriate, solely for the purposes contemplated by this Agreement and the Technology Transfer Agreement, any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to Applied or made available to Applied for reproduction (i) upon such commencement of a bankruptcy proceeding upon written request therefor by Applied, unless Equipments Limited elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Equipments Limited upon written request therefor by Applied.

  12.  NO PUBLICITY

          Except as required by court order, Equipments Limited agrees not to disclose the existence or terms of this Agreement without the prior written consent of Applied, which consent shall not be unreasonably withheld. Applied agrees to review any disclosure proposed by Equipments Limited on a prompt basis, provided Applied is given at least two business days' advance written notice.

  13.   MISCELLANEOUS

              13.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without reference to principles of conflicts of laws and without regard to the UN Convention on the International Sale of Goods.

              13.2 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              13.3 HEADINGS. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

              13.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice). Any such notice shall be effective upon receipt, if personally delivered, or on the next business day following transmittal if sent by facsimile. Notices shall be delivered as follows:

To Applied:              Applied Materials, Inc.
                         3050 Bowers Avenue
                         Santa Clara, CA  95054
                         Attention:  Joseph Sweeney, Esq.
                                     Vice President, Legal Affairs
                                     and Intellectual Property

with a copy to:          Applied Materials, Inc.
                         3050 Bowers Avenue
                         Santa Clara, CA  95054
                         Attention:  Alexander Meyer
                                     Director, New
                                     Business Development

To Equipments Limited:   Trikon Equipments Limited
                         Ringland Way
                         Newport, Gwent NP6 2TA
                         Attention:  Nigel Wheeler

with a copy to:          Brobeck, Phleger & Harrison LLP
                         One Market
                         Spear Street Tower
                         San Francisco, CA 94105
                         Attention:  Michael J. Kennedy, Esq.

              13.5 AMENDMENT OF AGREEMENT. Any provision of this Agreement may be amended only by a written instrument signed by Equipments Limited and Applied.

              13.6 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against either party hereto, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

              13.7 ENTIRE AGREEMENT. This Agreement, together with its Exhibits, constitute the entire agreement between Equipments Limited and Applied regarding the subject matter hereof, and supersedes any and all prior negotiations, correspondence, understandings and agreements regarding such subject matter.

              13.8 IMPORT/EXPORT. Each party shall comply with all applicable import and export control laws and regulations.

              13.9 TAXES. Applied will not withhold taxes for the transactions contemplated hereunder except as required by law.

              13.10 RULES OF CONSTRUCTION. Each party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting the agreement.

              13.11 FURTHER ASSURANCES. Each party agrees to cooperate with the other in executing, delivering, and filing such further documentation and taking any such other further actions as may be necessary or appropriate to effectuate the transfer of rights granted in this Agreement, or to evidence the satisfaction or accuracy of any condition, representation or warranty of this Agreement.

              13.12 INDEPENDENT CONTRACTORS. The parties to this Agreement are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between Equipments Limited and Applied. Each party shall be responsible for wages, hours, and condition of employment of its personnel during the term of and under this Agreement. Nothing herein shall be construed as implying that employees of either party are employees of the other party.


          IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Agreement as of the date first above written.


APPLIED MATERIALS, INC.              TRIKON EQUIPMENTS LIMITED


By: /s/ Kalman Kaufman               By: /s/ Gregor Campbell
   ----------------------------          --------------------------------
Name: Kalman Kaufman                 Name: Gregor Campbell
      -------------------------            ------------------------------
Title: Corporate Vice President      Title: Director
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